UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2013

AVAYA INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15951	22-3713430
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4655 Great America Parkway
Santa Clara, California	95054
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (908) 953-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Avaya Global Sales Leadership

On July 7, 2013, Mr. Thomas Mitchell, Senior Vice President and President, Avaya Global Sales of Avaya Inc. (the “Company”), notified the Company that he would be terminating his employment effective on or about September 30, 2013. The Company has announced that Mr. Pierre-Paul Allard will assume leadership over Avaya Global Sales effective immediately, as Senior Vice President Worldwide Sales and President Global Field Operations. Mr. Allard had been serving as the Company’s Senior Vice President, Corporate Strategy and Development. Mr. Mitchell has agreed to assist in the transition prior to his separation date.

Segment Transformation Growth Incentive (“STGI”) Program

On July 10, 2013, certain of the named executive officers listed in the Summary Compensation Table included in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2012 (the “Named Executive Officers”) received awards under a new STGI program. The STGI program covers senior officers and certain other employees and is in addition to other programs recently approved by the Compensation Committee designed to cover a broader segment of the Company’s employee population.

Form of Award

The STGI program provides each participant other than Mr. Mitchell with an award having a denominated dollar value, which the award recipient is eligible to receive in the form of cash and restricted stock units (“RSUs”) of Avaya Holdings Corp., the Company’s parent (“Parent”). Those participants will have the right to elect to receive their award either 50% in cash and 50% in RSUs or 75% in cash and 25% in RSUs. The RSUs will be issued under the Avaya Holdings Corp. Amended and Restated 2007 Equity Incentive Plan. Because Mr. Mitchell’s award is related to his agreement to assist in the transition prior to his separation date, he has received an all-cash award.

Vesting, Payment and Distribution Dates

With the exception of Mr. Mitchell, the cash portion of each award will vest monthly provided the award recipient is employed by the Company as of the last day of the applicable month, but each award will be payable 50% on December 31, 2013 and 50% on June 30, 2014. This means that, if a participant is employed as of the last day of each of the months of July, August, September, October, November and December of 2013, then 50% of the cash portion of his or her award will be payable on December 31, 2013. Similarly, if that participant is employed as of the last day of each of the months of January, February, March, April, May and June of 2014, then the remaining 50% of the cash portion of his or her award will be payable on June 30, 2014.

Mr. Mitchell’s award also will vest monthly for so long as he continues to provide transition support to the Company through September 30, 2013, but it will be payable 50% on September 30, 2013 and 50% on December 31, 2013.

RSU awards under the STGI similarly will vest monthly, but the shares underlying vested awards generally will not be distributed until the earlier to occur of a change in control of Parent, the recipient’s death or disability, the recipient’s termination of employment from the Company or the fifth (5th) anniversary of the grant date of the award.

If an award recipient is terminated for cause, then he or she will be deemed to have forfeited his or her award, including any vested but unpaid balances of the cash portion of the award and any vested but undistributed RSUs.

Accelerated Vesting upon the Occurrence of Specified Events

With respect to the cash portions of STGI awards, in the event that a participant is involuntarily terminated other than for cause, he or she will receive full vesting credit for the month in which that termination occurs and all future monthly vesting and award amounts shall be forfeited. In such an event, the payment date for any vested cash portion of the award shall occur on or about 30 days following the date of termination. By way of example, if an award recipient other than Mr. Mitchell is terminated other than for cause in October 2013 but prior to the end of that month, that participant would have four (4) months of his or her award vested (July, August, September and October 2013), and the vested amounts would be payable in November 2013. Using that example, there would be no further vesting and no additional cash payouts for that participant under the program.

With respect to the RSU portions of awards, vesting shall be accelerated upon the occurrence of a change in control of Parent or the recipient’s death or disability.

Award Amounts

Below are the award amounts received by Named Executive Officers:

			Option #1		Option #2
Named Executive Officer	Total Dollar Amount of Award		Cash	RSUs (#)(1)	Cash	RSUs (#)(1)
Kevin J. Kennedy, President and Chief Executive Officer	$2,000,000		$1,000,000	444,444	$1,500,000	222,222
David Vellequette, Senior Vice President and Chief Financial Officer	$1,100,000		$550,000	244,444	$825,000	122,222
Thomas Mitchell, Former Senior Vice President and President, Avaya Global Sales	$1,000,000	(2)

(1)	Number of RSUs determined using the fair market value of a share of Parent’s common stock on the date of grant, which was $2.25.
(2)	Mr. Mitchell’s award is payable entirely in cash.

The terms and conditions of these awards are qualified in their entirety by the provisions of the actual award agreements that are being finalized. The Company expects to file the form of STGI award agreement with the Securities and Exchange Commission as an exhibit to its Form 10-Q for the quarter ended June 30, 2013.

Forward-Looking Statements

This current report on Form 8-K contains “forward-looking statements.” All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will” or the negative thereof or other variations thereon or comparable terminology. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These factors, including those discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012 may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov. We caution you that the list of important factors included in the Company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.

Date: July 11, 2013	By:	/s/ Pamela F. Craven
	Name:	Pamela F. Craven
	Title:	Chief Administrative Officer